Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 13, 2015, relating to the balance sheet of Double Eagle Acquisition Corp. as of July 1, 2015, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 26, 2015 (date of inception) to July 1, 2015, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 13, 2015